Exhibit 99.(p)(14)

Morgan Stanley Investment Management Equity Proxy Voting Policy and Procedures January 2026

EQUITY PROXY VOTING POLICY AND PROCEDURES (MSIM) Contents Introduction A. Morgan Stanley Investment Management (MSIM) Approach to Proxy Voting 3 B. Applicability of Policy 3 Proxy Voting Procedures A. Proprietary Proxy Voting System 3 B. Proxy Services Provided by Third Parties 3 C. Proxy Voting Operations 3 D. Proxy Voting Oversight 4 E. Securities Lending 4 F. Market and Operational Limitations 4 G. Conflicts of Interest 4 H. Proxy Voting Reporting & Recordkeeping 4 I. Review of Policy 5 MSIM Proxy Voting Guidelines A. Board of Directors 5 B. Auditors 5 C. Executive & Director Compensation 6 D. Shareholder Rights and Defenses 6 E. Capital Structure 6 F. Corporate Transactions & Proxy Fights 7 G. Shareholder Proposals 7

EQUITY PROXY VOTING POLICY AND PROCEDURES (MSIM) 3 MORGAN STANLEY INVESTMENT MANAGEMENT INTRODUCTION This Equity Proxy Voting Policy and Procedures (“Policy”) sets out Morgan Stanley Investment Management’s (“MSIM”)1 approach to Proxy Voting, the procedures it follows with respect to Proxy Voting and the guidelines used to inform voting on key issues. The Policy is reviewed annually and updated as necessary to address new and evolving proxy voting issues and standards. A. MSIM APPROACH TO PROXY VOTING MSIM will vote proxies in a prudent and diligent manner and in the best interests of clients in accordance with its fiduciary duties, consistent with the objectives of the relevant investment strategy (“Client Proxy Standard”). MSIM will generally seek to vote proxies in accordance with the Proxy Voting Guidelines set out below. MSIM has a decentralized approach towards investment management, consisting of independent investment teams. Investment teams seek to integrate this Policy with their investment goals and client expectations, using their vote to support sound corporate governance with the aim of enhancing long-term shareholder value, providing a high standard of transparency, and enhancing companies’ economic value. To that end, investment teams retain the overall vote decision. Under this Policy, proxy voting is led by our investment teams with support from the Global Stewardship Team (“GST”). The GST supports investment teams to vote in accordance with the Client Proxy Standard and comprises individuals who are separate from our investment teams. The GST is also responsible for the consistent application of this Policy and the Proxy Voting Guidelines and for providing voting recommendations to investment teams. The GST also oversees the proxy voting operational processes, vote execution and research. As a result of MSIM’s independent investment team structure, a situation may emerge in which different investment teams have different views on how to vote the same proxy in the best interest of their respective clients. Under these circumstances, each investment team will vote according to their views, subject to market rules. B. APPLICABILITY OF POLICY This Policy2 applies to proxy voting activities across MSIM. MSIM votes proxies on behalf of its sponsored funds and advisory clients that have granted it the authority to do so and will vote the proxies in accordance with this Policy unless otherwise agreed with the client. Certain MSIM exchange-traded funds (“ETFs”) will follow Calvert Research and Management’s (“Calvert”) Proxy Voting Policies and Procedures and the Global Proxy Voting Guidelines set forth in Appendix A of the Calvert Proxy Voting Policies and Procedures. MSIM’s oversight of Calvert’s proxy voting and engagement is ongoing pursuant to the 40 Act Fund Service Provider and Vendor Oversight Policy. PROXY VOTING PROCEDURES MSIM follows the following procedures when voting proxies: A. PROPRIETARY PROXY VOTING PLATFORM MSIM uses a proprietary management system, Provosys3 , when voting proxies. Provosys streamlines our proxy voting process by providing a centralized platform for research, vote instruction and management of conflicts of interests. We believe that the internal management of this process provides us with enhanced quality control, as well as oversight and independence of the proxy administration process. Our proprietary system also handles workflow around proxy voting, documenting the views of various investment teams and the GST where relevant. B. PROXY SERVICES PROVIDED BY THIRD PARTIES MSIM also retains the services of Institutional Shareholder Services (“ISS”) and Glass Lewis (collectively, the “Proxy Service Providers4 ”) for proxy vote execution, reporting, record-keeping, and where appropriate, to provide company-level reports that summarize key data elements within an issuer’s proxy statement or on specific thematic/market topics. MSIM performs periodic due diligence on the Proxy Service Providers as part of ongoing oversight. Topics of the reviews include, but are not limited to, the Proxy Service Providers’ management of conflicts of interest, methodologies for developing their policies, research, and resources. While MSIM utilizes certain services from the Proxy Service Providers, all voting decisions are made by MSIM's investment teams. C. PROXY VOTING OPERATIONS The GST5 is responsible for ensuring that voting instructions from investment teams and clients (where applicable) are communicated to our Proxy Service Provider responsible for proxy vote execution (currently, ISS serves in this capacity) and that adequate controls are in place to ensure instructions communicated electronically are accurately recorded in ISS 1 The MSIM entities covered by this Equity Proxy Voting Policy and Procedures(the “Policy”) include the following: Morgan Stanley AIP GP LP, Morgan Stanley Investment Management Inc., Morgan Stanley Investment Management Limited, Morgan Stanley Investment Management Company, Morgan Stanley Saudi Arabia, MSIM Fund Management(Ireland) Limited, Morgan Stanley Asia Limited, Morgan Stanley Investment Management (Japan) Co. Limited, Morgan Stanley Investment Management Private Limited, Mesa West Capital, LLC, Morgan Stanley Infrastructure Inc, Morgan Stanley Private Equity Asia Inc, Morgan Stanley Real Estate Advisor, Inc, MS Capital Partners Adviser Inc, MSREF Real Estate Advisor, Inc, MSRESS III Manager, L.L.C, Morgan Stanley Eaton Vance CLO Manager LLC, Eaton Vance Management, Boston Management and Research, Eaton Vance Trust Company, Eaton Vance Management(International) Limited, Eaton Vance Advisers International Ltd, Morgan Stanley Eaton Vance CLO CM LLC, Parametric SAS, Parametric Portfolio Associates LLC, and Atlanta Capital Management Company LLC (each an “MSIM Affiliate” and collectively referred to asthe “MSIM Affiliates” or as “we” below.)

EQUITY PROXY VOTING POLICY AND PROCEDURES (MSIM) MORGAN STANLEY INVESTMENT MANAGEMENT 4 2 This Policy does not apply to MSIM’s authority to exercise certain decision-making rights associated with investments in loans and other fixed-income instruments (collectively, “Fixed Income Instruments”). Instead, MSIM’s Policy for Exercising Consents Related to Fixed Income Instruments appliesto MSIM’s exercise of discretionary authority or other investment management services, to the extent MSIM has been granted authority to exercise consents for an account with respect to any Fixed Income Instruments held therein. 3 Not applicable for Morgan Stanley AIP GP LP, Mesa West Capital, LLC, Morgan Stanley Infrastructure Inc, Morgan Stanley Private Equity Asia Inc, Morgan Stanley Real Estate Advisor, Inc, MS Capital Partners Adviser Inc, MSREF Real Estate Advisor, Inc, MSRESS III Manager, L.L.C. 4 Not applicable for Morgan Stanley AIP GP LP, Mesa West Capital, LLC, Morgan Stanley Infrastructure Inc, Morgan Stanley Private Equity Asia Inc, Morgan Stanley Real Estate Advisor, Inc, MS Capital Partners Adviser Inc, MSREF Real Estate Advisor, Inc, MSRESS III Manager, L.L.C. 5 Not applicable for Morgan Stanley AIP GP LP, Mesa West Capital, LLC, Morgan Stanley Infrastructure Inc, Morgan Stanley Private Equity Asia Inc, Morgan Stanley Real Estate Advisor, Inc, MS Capital Partners Adviser Inc, MSREF Real Estate Advisor, Inc, MSRESS III Manager, L.L.C.

EQUITY PROXY VOTING POLICY AND PROCEDURES (MSIM) 5 MORGAN STANLEY INVESTMENT MANAGEMENT systems for execution (including scenarios where votes have been split because of client preference or differing investment team convictions). Additionally, the GST conducts monthly reviews of a vote audit report provided by ISS, confirming the execution status for meetings and conducts ex-post reviews to confirm that ISS has accurately implemented voting instructions. D. PROXY VOTING OVERSIGHT The Proxy Review Committee (“PRC”) has overall responsibility for this Policy. The PRC consists of investment professionals who represent the different investment disciplines and/or geographic locations of MSIM and members of the GST. Additionally, the GST administers and implements the Policy through consultation with PRC members and MSIM investment teams, as well as monitors services provided by the Proxy Service Providers and any other research providers used in the proxy voting process. E. SECURITIES LENDING Accounts or funds sponsored, managed, or advised by MSIM may participate in a securities lending program through a third-party provider. The voting rights for shares that are out on loan are transferred to the borrower and therefore, the lender is not entitled to vote the lent shares at the company meeting. However, in certain circumstances a portfolio manager may seek to recall shares for the purposes of voting. In this event, the handling of such recall requests would be on a reasonable efforts basis. F. MARKET AND OPERATIONAL LIMITATIONS Voting proxies of companies located in some jurisdictions may involve several issues that can restrict or prevent the ability to vote such proxies or entail significant costs. These issues include, but are not limited to: (i) proxy statements and ballots being written in a language other than English; (ii) untimely and/or inadequate notice of shareholder meetings; (iii) restrictions on the ability of holders outside the issuer’s jurisdiction of the listing organization to exercise votes; (iv) requirements to vote proxies in person; (v) the imposition of restrictions on the sale of the securities for a period of time in proximity to the shareholder meeting; and (vi) requirements to provide local agents with power of attorney to facilitate our voting instructions. As a result, MSIM will use reasonable efforts to vote clients’ non-U.S. proxies, after weighing the costs and benefits of voting such proxies, consistent with the Client Proxy Standard. G. CONFLICTS OF INTEREST MSIM is part of Morgan Stanley, a global financial services group, and, as such, MSIM faces potential conflicts due to the role of other Morgan Stanley divisions which may have commercial relationships with companies in which MSIM may invest. Such potential conflicts of interest involving divisions of Morgan Stanley outside MSIM are managed through the operation of various policies and procedures, including (among others) those creating and enforcing information barriers between MSIM and other Morgan Stanley divisions. MSIM has also enacted policies and procedures to address potential conflicts resulting from its own commercial or other relationships and to manage conflicts of interests so that proxies are voted in accordance with the Client Proxy Standard. The GST administers Policy implementation and is responsible for providing investment teams with voting recommendations in accordance with this Policy and the Proxy Voting Guidelines. The Head of GST may convene a special committee to oversee how a proxy should be voted in accordance with the Client Proxy Standard, in certain situations including circumstances where a potential material conflict of interest is not addressed by such policies and procedures. Any determinations of the special committee regarding a material conflict of interest will be reported to any applicable Fund Board, where appropriate. MSIM also faces potential conflicts of interest when voting proxies of its parent company Morgan Stanley. In such situations, MSIM will seek to vote its shares in the same proportion as other holders of Morgan Stanley’s shares (“echo vote”). H. PROXY VOTING REPORTING & RECORDKEEPING We will promptly provide a copy of this Policy to any client requesting it. We will also, upon client request, promptly provide a report indicating how each proxy was voted with respect to securities held in that client’s account. MSIM files an annual Form N-PX on behalf of each MSIM affiliate for which such filing is required, indicating how proxies were voted with respect to each MSIM affiliate fund’s or advisor’s holdings. The GST will maintain requisite proxy voting books and records, including but not limited to: (1) proxy voting policies and procedures, (2) proxy statements received on behalf of client accounts, (3) proxies voted, (4) copies of any relevant research documents and (5) PRC and Special Committee decisions and actions. This documentation will be maintained for such period as required by relevant law and regulation. MSIM also maintains rationales for its voting decisions at shareholder meetings (including votes against management) in a searchable database on an external website, which is updated on a rolling 12-month basis. Records are retained in accordance with Morgan Stanley’s Global Information Management Policy, which establishes general Firm-wide standards and procedures regarding the retention, handling, and destruction of official books and records and other information of legal or operational significance. The Global Information Management Policy incorporates Morgan Stanley’s Master Retention Schedule, which lists various record classes and associated retention periods on a global basis.

EQUITY PROXY VOTING POLICY AND PROCEDURES (MSIM) MORGAN STANLEY INVESTMENT MANAGEMENT 6 I. REVIEW OF POLICY The PRC through consultation with PRC members, and in conjunction with the Legal and Compliance Division, reviews this Policy annually to ensure that it remains consistent with clients’ best interests, regulatory requirements, investment team considerations, governance trends and industry best practices. MSIM PROXY VOTING GUIDELINES MSIM6 (also defined as “We” within this section) will vote proxies in a prudent and diligent manner and in the best interests of clients in accordance with its fiduciary duties, consistent with the Client Proxy Standard. Our proxy voting principles are rooted in the tenets of accountability, transparency and protection of shareholder rights. Stock ownership represents an opportunity to participate in the economic rewards of a long-lived asset and shareholder rights represent an important path to maximizing these rewards. When reviewing proposals, MSIM considers the financial materiality, including the company’s exposure to the risk or opportunity, the management of such issues and company’s current disclosures. MSIM therefore expects the companies in which it invests to adhere to effective governance practices and to protect their shareholders’ interests. In addition to these proxy voting guidelines, MSIM may review publicly disclosed information from the issuer, research, and other sources. Investment teams will independently make voting decisions as appropriate for their strategies. A. BOARD OF DIRECTORS The board of directors plays a key role in overseeing management and ensuring effective execution of strategies to achieve long-term shareholder value creation. The board has several important responsibilities including, but not limited to, selecting the executive leadership, monitoring and incentivizing performance, succession planning, and overseeing company strategy. In order to effectively carry out its fiduciary duties, we believe it is crucial for the board to have the right mix of skills, be sufficiently independent, and have the proper accountability mechanisms in place. 1. BOARD COMPOSITION: The role of the board of directors is to provide governance oversight and guidance to position the company for strategic success and drive long term value creation for shareholders. We believe that diverse perspectives on the board help directors assess and manage risks and opportunities comprehensively. Diversity on a board can include diversity of thought, background, skills, and experiences. Directors with a mix of tenures can also be beneficial to balance new perspectives with industry experience and knowledge. We generally expect the board to be composed of directors with adequate skill sets and diversity to provide oversight of the business, and in line with any local market regulations. Additionally, we expect the audit committee to have directors with appropriate financial expertise to serve on the committee. 2. BOARD INDEPENDENCE: We generally expect boards to adhere at a minimum to their prevalent market or regulatory standards on board independence. In most markets, a majority independent board is considered best practice. When assessing independence of directors, we may consider relevant circumstances and relationships with the company and related parties such as senior management or large shareholders. In our experience, the right leadership structure is critical to a strong board. When voting on matters related to board leadership, we may consider company performance and any evidence of entrenchment or perceived risk indicating power may be overly concentrated in a single individual. We also generally expect key board committees to be comprised of independent board members. 3. BOARD ACCOUNTABILITY: Director elections are the primary mechanism for shareholders to hold board members accountable. Therefore, we generally expect directors to be elected annually to serve on the board by majority vote. We generally expect directors who fail to receive majority shareholder support should resign from their position unless there is sufficient disclosure concerning the reasons why they failed to get support from a majority of the shareholders. Boards should take into consideration the views of their long-term shareholders to ensure alignment, and to make appropriate efforts to communicate their plans and views broadly. To that end, we generally expect the board to engage meaningfully with long-term shareholders, especially to address concerns on matters that may affect the long-term value creation of the company. We may consider withholding support for directors where we have significant concerns due to inadequate risk oversight of potentially financially material issues7 .. We may consider withholding support for Audit Committee members for failure to address accounting irregularities or financial misstatements over consecutive years. Directors should dedicate adequate time to their role and consider any other existing commitments alongside their board and/or committee memberships. We may look at meeting attendance to determine whether directors have adequate time for their responsibilities. 6 The MSIM entities covered by this Equity Proxy Voting Policy and Procedures (the “Policy”) currently include the following: Morgan Stanley AIP GP LP, Morgan Stanley Investment Management Inc., Morgan Stanley Investment Management Limited, Morgan Stanley Investment Management Company, Morgan Stanley Saudi Arabia, MSIM Fund Management (Ireland) Limited, Morgan Stanley Asia Limited, Morgan Stanley Investment Management (Japan) Co. Limited, Morgan Stanley Investment Management Private Limited, Mesa West Capital, LLC, Morgan Stanley Infrastructure Inc, Morgan Stanley Private Equity Asia Inc, Morgan Stanley Real Estate Advisor, Inc, MS Capital Partners Adviser Inc, MSREF Real Estate Advisor, Inc, MSRESS III Manager, L.L.C, Morgan Stanley Eaton Vance CLO Manager LLC, Eaton Vance Management, Boston Research Management, Eaton Vance Trust Company, Eaton Vance Management (International) Limited, Eaton Vance Advisers International Ltd, Morgan Stanley Eaton Vance CLO CM LLC, Parametric SAS, Parametric Portfolio Associates LLC, and Atlanta Capital Management Company LLC (each an “MSIM Affiliate” and collectively referred to as the “MSIM Affiliates” or as “we” below).

EQUITY PROXY VOTING POLICY AND PROCEDURES (MSIM) 7 MORGAN STANLEY INVESTMENT MANAGEMENT 7 For example, we may withhold support for a director we believe is responsible for a company’s involvement/remediation of breach of global conventions such as UN Global Compact Principles on Human Rights, Labor Standards, Environment and Business Malpractice.

EQUITY PROXY VOTING POLICY AND PROCEDURES (MSIM) MORGAN STANLEY INVESTMENT MANAGEMENT 8 B. AUDITORS Investors rely on auditors to attest to the integrity of a company’s financial statements, without which the business could not be properly evaluated. It is essential that auditors be independent, accurate, fair in the fees charged, and not subject to conflicts of interest. We therefore expect auditors to be independent in order to provide an objective opinion and assurance. We may consider non-audit related business, length of service and any other relevant context when assessing auditor independence. We generally expect non-audit related fees to be less than 50% of the total fee. C. EXECUTIVE & DIRECTOR COMPENSATION Properly structured compensation is essential to attracting and retaining effective corporate management. Poorly structured compensation plans can create perverse incentives. We expect compensations plans to be reasonable, and appropriately incentivize executives to make risk-reward decisions that align with the business strategy and goals, and long-term shareholder value creation. Compensation plans should also build in retention mechanisms for high performing executives. We generally expect compensation plan payouts to align with performance and long-term value creation. We expect director compensation to follow market best practice and be aligned with long-term shareholder interests. For executives and directors who gain shares through equity compensation plans, we generally expect reasonable guidelines and holding requirements. Typically, stock options issued to executives should be priced at fair market value on the date of the grant and any re-pricing should not incur a significant cost to shareholders. We generally expect employee ownership, retirement and severance plans to be designed in a manner that does not disadvantage shareholders. These plans should not be excessively dilutive or incur a high cost. We generally expect discounted employee stock purchase plans to be broad-based and include non-executive employees. Discount rates should be in line with market best practice and not excessive. For compensation plans with performance metrics, in instances where performance milestones are not met, we may expect reasonable claw back provisions for executive or director compensation related to these missed milestones depending on the circumstances. We generally evaluate each compensation plan and any related proposals, including shareholder proposals, within the context of the market and the company. In order to make a suitable evaluation about compensation and related matters, we expect appropriate disclosures on relevant aspects. D. SHAREHOLDER RIGHTS AND DEFENSES Companies should take actions and make decisions with the intent of maximizing long-term shareholder value creation. We generally support proposals that enhance shareholder rights and vote against those that seek to undermine them. We believe that in most cases, each common share should have one vote, and that a simple majority of voting shares should be what is required to effect change. 1. SHAREHOLDER RIGHTS PLANS: Shareholder rights plans, commonly known as poison pills, and similar take-over defenses should aim to promote long-term shareholder value creation. When designing plans and defenses, companies should ensure that they do not suppress potential value by unduly discouraging acquirers. We generally expect companies to seek shareholder approval or ratification of shareholder rights plans. 2. UNEQUAL VOTING RIGHTS: We generally expect companies to adhere to the one share one vote principle. When companies have dual-class structures, they should ensure that such structures are not misused to support instances where a few insiders may benefit at the cost of other shareholders. Ultimately, structures should strive to create alignment between the shareholders’ economic interests and their voting power. 3. VOTING REQUIREMENTS: We typically prefer a majority vote standard for binding votes. We also expect management to be responsive to non-binding votes that have received majority support. We generally expect companies to protect minority shareholder rights as their primary goal when considering supermajority vote requirements. 4. RIGHT TO CALL SPECIAL MEETINGS: We generally expect companies to allow large shareholders to call special meetings. A large shareholder may be defined by a reasonable threshold or in line with prevalent market practices. 5. PROXY ACCESS: We generally consider ownership thresholds, holding periods, the number of directors that shareholders may nominate and any restrictions on forming a group in our evaluation of proposals related to proxy access. E. CAPITAL STRUCTURE We expect any changes to the capital structure to be driven by legitimate business needs and not as a means of anti-takeover defense. We generally expect companies to ensure that such changes do not disadvantage shareholders. Companies should provide a clear business rationale when requesting the authorization, or increase in authorization, of new shares or new share classes. They ought to request a reasonable number of shares in relation to the purpose outlined. Companies should follow prevalent market practices, such as offering pre-emptive rights, to ensure shareholders are not excessively diluted, unless required by specific circumstances which are clearly stated. We generally consider specific company and market context when we evaluate proposals on dividend payout ratios and related matters.

EQUITY PROXY VOTING POLICY AND PROCEDURES (MSIM) 9 MORGAN STANLEY INVESTMENT MANAGEMENT F. CORPORATE TRANSACTIONS & PROXY FIGHTS We expect companies to provide a clear economic and strategic rationale for proposed transactions. We also expect disclosure of any financial benefits to the board or executives from any proposed transaction and will generally look for assurances that shareholder interests were prioritized. We generally assess company-specific circumstances when evaluating voting matters related to mergers, acquisitions, other special corporate transactions, and contested elections. G. SHAREHOLDER PROPOSALS In assessing shareholder proposals, we will carefully consider the potential financial materiality (as appropriate to the investment strategy of MSIM’s investment teams and relevant advisory affiliates) of the issues raised in the proposal, as well as the company’s exposure to relevant risks and opportunities, current disclosures on the topic, and the sector and geography in which the company operates. We generally seek to balance concerns of reputational, operational, litigation and other risks that lie behind the proposal against costs of implementation. We generally support proposals that seek to enhance useful disclosure on potentially financially material issues (as appropriate to the investment strategy of MSIM’s investment teams and relevant advisory affiliates), including but not limited to climate, biodiversity, human rights, supply chain, workplace safety, human capital management and pay equity. We focus on understanding the company’s business and commercial context and recognize that there is no one size fits all that can be applied across the board. We generally do not support shareholder proposals on matters best left to the board’s discretion, or addressed via legislation or regulation, or that would be considered unduly burdensome. We also generally do not support shareholder proposals related to matters that we do not consider to be financially material (as appropriate to the investment strategy of MSIM’s investment teams and relevant advisory affiliates) for the company. APPENDIX A POLICY STATEMENT The Policy, with respect to securities held in the accounts of clients applies to those MSIM entities that provide discretionary investment management services and for which an MSIM entity has authority to vote proxies. For purposes of this Policy, clients shall include: Morgan Stanley U.S. registered investment companies, other Morgan Stanley pooled investment vehicles, and MSIM separately managed accounts (including accounts for Employee Retirement Income Security (“ERISA”) clients and ERISA-equivalent clients). This Policy is reviewed and updated as necessary to address new and evolving proxy voting issues and standards. This Policy applies to the MSIM Affiliates set out in Section 1 of this Policy. Each MSIM Affiliate will use its best efforts to vote proxies as part of its authority to manage, acquire and dispose of account assets. ■ With respect to the U.S. registered investment companies sponsored, managed or advised by any MSIM Affiliate (the “Morgan Stanley Funds”), each MSIM Affiliate will vote proxies under this Policy pursuant to authority granted under its applicable investment advisory agreement or, in the absence of such authority, as authorized by the Board of Directors/Trustees of the Morgan Stanley Funds. ■ For other pooled investment vehicles (e.g., UCITS), each MSIM Affiliate will vote proxies under this Policy pursuant to authority granted under its applicable investment advisory agreement or, in the absence of such authority, as authorized by the relevant governing board. ■ For separately managed accounts (including ERISA and ERISA-equivalent clients), each MSIM Affiliate will vote proxies under this Policy pursuant to authority granted under the applicable investment advisory agreement or investment management agreement. Where an MSIM Affiliate has the authority to vote proxies on behalf of ERISA and ERISA-equivalent clients, the MSIM Affiliate must do so in accordance with its fiduciary duties under ERISA (and the Internal Revenue Code). ■ In certain situations, a client or its fiduciary may reserve the authority to vote proxies for itself or an outside party or may provide an MSIM Affiliate with a statement of proxy voting policy. The MSIM Affiliate will comply with the client’s policy. ■ Certain ETFs will follow Calvert’s Global Proxy Voting Guidelines set forth in Appendix A of Calvert’s Proxy Voting Policies and Procedures and the proxy voting guidelines discussed below do not apply to such ETFs. See Appendix A of Calvert’s Proxy Voting Policies and Procedures for a general discussion of the proxy voting guidelines to which these ETFs will be subject. ■ For the Investment Management Private Side clients, each adviser will, as a fiduciary to its clients, vote proxies in the best interest of its clients in a manner consistent with the objective of maximizing long-term investment returns. The "Proxy Vote Designee" will be the professional responsible for overseeing the investment for which a proxy vote is required. The Proxy Vote Designee will typically be the asset manager (for Real Estate Investing or Infrastructure) or the investment professional (for Private Credit and Equity). The Proxy Vote Designee will vote proxies in accordance with any applicable stockholder or similar agreement, the business plan associated with an investment (if applicable), and if necessary, with the advice of senior management of the applicable client, all in a manner consistent with these procedures. Additionally, each adviser reserves the right to depart from these procedures in order to avoid voting decisions that it believes may be contrary to its clients' best interests. In circumstances in which (i) an adviser has determined

EQUITY PROXY VOTING POLICY AND PROCEDURES (MSIM) MORGAN STANLEY INVESTMENT MANAGEMENT 10 to consider a matter on a case-by-case basis; (ii) the subject matter is not covered by these procedures; (iii) a material conflict of interest is present; or (iv) an adviser might find it necessary to vote contrary to the general guidelines outlined in these procedures to maximize shareholder value and vote in the best interests of the client, the Proxy Vote Designee may consult with their coverage attorney regarding appropriate internal process, decisions and completion of the proxy material. For IM Private Side clients, potential conflicts of interest may occur where an adviser or any of its affiliates or their respective employees has a direct or indirect economic stake in the outcome of a proxy vote that is different from a client's stake. When such a potential conflict arises between an adviser and any of its affiliates or their respective employees on the one hand and one or more of the clients on the other, a designee, in consultation with their coverage attorney, will evaluate the matter to determine whether an actual conflict exists. Where an actual conflict exists, the adviser will take necessary and appropriate steps to address the conflict. If more than one client invests in the same portfolio company, or Morgan Stanley (or one or more of its affiliates or their respective employees or other clients) invests in the same portfolio company, Morgan Stanley (or one or more of its affiliates or their respective employees or other clients) and the two or more clients may have different investment objectives, client-specific voting policies or ultimate economic interests. In these situations, opposing votes may be cast by the relevant investors. Potential conflicts or the appearance of conflicts of interests will be disclosed in the applicable client's private placement memorandum, Form ADV Part 2A, as well as in the client's partnership agreement or, in the case of separate account clients, the investment management agreement consistent with the adviser's obligations under the Investment Advisers Act of 1940, as amended An MSIM Affiliate will not vote proxies unless the investment management agreement, investment advisory agreement or other authority explicitly authorizes the MSIM Affiliate to vote proxies. In addition to voting proxies of portfolio companies, MSIM routinely engages with, or, in some cases, may engage a third party to engage with, the management or board of companies in which we invest on a range of environmental, social and governance issues. Governance is a window into or proxy for management and board quality. MSIM engages with companies where we have larger positions, voting issues are material or where we believe we can make a positive impact on the governance structure. MSIM’s engagement process, through private communication with companies, allows us to understand the governance structures at investee companies and better inform our voting decisions. In certain situations, a client or its fiduciary may provide an MSIM Affiliate with a proxy voting policy. In these situations, the MSIM Affiliate will comply with the client’s policy. APPENDIX B Appendix A applies to the following accounts managed by Morgan Stanley AIP GP LP (i) closed-end funds registered under the Investment Company Act of 1940, as amended; (ii) discretionary separate accounts; (iii) unregistered funds; and (iv) non-discretionary accounts offered in connection with AIP’s Custom Advisory Portfolio Solutions service. Generally, AIP will follow the guidelines set forth in Section II of MSIM’s Proxy Voting Policy and Procedures. To the extent that such guidelines do not provide specific direction, or AIP determines that consistent with the Client Proxy Standard, the guidelines should not be followed, the Proxy Review Committee has delegated the voting authority to vote securities held by accounts managed by AIP to the Fund of Hedge Funds investment team, the Private Markets investment team or the Portfolio Solutions team of AIP. A summary of decisions made by the applicable investment teams will be made available to the Proxy Review Committee for its information at the next scheduled meeting of the Proxy Review Committee. In certain cases, AIP may determine to abstain from determining (or recommending) how a proxy should be voted (and therefore abstain from voting such proxy or recommending how such proxy should be voted), such as where the expected cost of giving due consideration to the proxy does not justify the potential benefits to the affected account(s) that might result from adopting or rejecting (as the case may be) the measure in question. WAIVER OF VOTING RIGHTS For regulatory reasons, AIP may either 1) invest in a class of securities of an underlying fund (the “Fund”) that does not provide for voting rights; or 2) waive 100% of its voting rights with respect to the following: 1. Any rights with respect to the removal or replacement of a director, general partner, managing member or other person acting in a similar capacity for or on behalf of the Fund (each individually a “Designated Person,” and collectively, the “Designated Persons”), which may include, but are not limited to, voting on the election or removal of a Designated Person in the event of such Designated Person’s death, disability, insolvency, bankruptcy, incapacity, or other event requiring a vote of interest holders of the Fund to remove or replace a Designated Person; and 2. Any rights in connection with a determination to renew, dissolve, liquidate, or otherwise terminate or continue the Fund, which may include, but are not limited to, voting on the renewal, dissolution, liquidation, termination or continuance of the Fund upon the occurrence of an event described in the Fund’s organizational documents; provided, however, that, if the Fund’s organizational documents require the consent of the Fund’s general partner or manager, as the case may be, for any such termination or continuation of the Fund to be effective, then AIP may exercise its voting rights with respect to such matter.

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